SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 10, 2004
(August 6, 2004)

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (517) 487-6555

Item 5. Other Events and Regulation FD Disclosure.

On August 6, 2004, Capitol Bancorp Ltd. (“Capitol”), announced that talks with AEA Bancshares, Inc., a Washington corporation (“AEA”) had concluded and the related agreement announced earlier in 2004, providing for Capitol’s acquisition of AEA, has been terminated. In this most recent announcement, Capitol announced its plans to pursue de novo bank development opportunities in the Seattle and the greater Northwestern region of the United States. A copy of Capitol’s press release relating to these announcements is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD. (Registrant)
Date: August 10, 2004	/s/ Joseph D. Reid
Joseph D. Reid, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 6, 2004.